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                                                                    Exhibit 3.20

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                     ALLIANT INTEGRATED DEFENSE COMPANY LLC

            THIS LIMITED LIABILITY COMPANY AGREEMENT made and entered into as of this 12th day of March, 1999 by Alliant Techsystems Inc. ("ATK");

            WITNESSETH THAT:

            WHEREAS, the Delaware Limited Liability Company Act, as amended (the "Act"), permits the formation of a limited liability company with a single member; and

            WHEREAS, the undersigned has caused the formation of Alliant Integrated Defense Company LLC, a Delaware limited liability company (the "Company"), of which the undersigned constitutes the sole member.

            NOW, THEREFORE, the undersigned hereby adopts the following Articles, which shall constitute the "limited liability company agreement" of the Company within the meaning of Section 18-101(7) of the Act.

                                   Article I.
                                     General

            Section 1.1. Ratification of Certificate of Formation, Etc. The Member hereby adopts, approves and ratifies the execution and filing in the office of the Secretary of State of the State of Delaware of the certificate of formation of the Company by Charles H. Gauck (the "Certificate of Formation") and acknowledges, approves and ratifies his designation as an "authorized person" of the Company in the Certificate of Formation as contemplated by
Section 18-201(a) of the Act. This Agreement shall be effective as of the date of filing of the Certificate of Formation in the office of the Secretary of State, and the Act shall govern the rights, duties and obligations of the Member, except as otherwise expressly stated herein.

            Section 1.2. Name. The name of the Company shall be, and the business of the Company shall be conducted under the name of, "Alliant Integrated Defense Company LLC."

            Section 1.3. Principal Place of Business. The location of the principal place of business of the Company shall be 600 Second Street NE, Hopkins, MN 55343-8384 or such other place as the Board of Managers may from time to time determine (the "Principal Office").

            Section 1.4. Name and Address of Member. The name and address of the Member are as set forth in Schedule A. The Secretary of the Company shall maintain a Unit Transfer Record at the Principal Office of the Company. If the Units held by the Member are transferred as permitted in Section 4.2, the Secretary shall enter the name and address of the new Member in the Unit Transfer Record.

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            Section 1.5. Term of Existence. The Company shall be formed as of the time of the filing of the Certificate of Formation in the Office of the Secretary of State of Delaware and its existence shall be perpetual, unless earlier terminated, dissolved or liquidated in accordance with the provisions of this Agreement.

            Section 1.6. Agent for Service of Process. The name and address of the agent for service of process is, until changed by the Board of Managers, The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            Section 1.7. Duties of Managers. Each Manager shall owe duties of care and loyalty to the Company and the Member. A Manager shall not be personally liable to the Company or the Member for monetary damages for breach of fiduciary duty as a Manager, except (a) for any breach of the Manager's duty of loyalty to the Company or the Member; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or
(c) for any transaction from which such Manager derived an improper personal benefit. No amendment to or repeal of the preceding sentence shall apply to or have any effect on the liability or alleged liability of any Manager for or with respect to acts or omissions of such Manager occurring prior to such amendment or repeal.

                                   Article II.
                                  Definitions

            Unless the context otherwise specifies or requires, the terms defined in this Article II shall, for the purposes of this Agreement, have the meanings herein specified. Certain other capitalized terms used herein are defined elsewhere in the Agreement.

            "Act" is defined in the introduction to Article I.

            "Agreement" means this Limited Liability Company Agreement, as it may be amended or supplemented from time to time.

            "ATK" is defined in the introduction to Article I.

            "Board of Managers" means the Board of Managers of the Company established pursuant to Article VI.

            "Capital Contribution" means the amount of money or the fair market value of any property contributed to the Company by the Member pursuant to
Section 14.1.

            "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. All references in this Agreement to a section of the Code or the Treasury Regulations shall be considered to include any subsequent amendment or replacement of that section.


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            "Company" means Alliant Integrated Defense Company LLC, the Delaware limited liability company formed pursuant to the filing of the Certificate of Formation in Delaware and the terms of this Agreement.

            "Company Assets" means all assets and property, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Company.

            "Indemnitee" is defined in Section 8.1.

            "Manager" or "Managers" means the Person or Persons appointed to the Board of Managers pursuant to Section 6.2.

            "Member" means ATK or any other Person who becomes the Member as permitted by Article IV.

            "Named Officers" is defined in Section 7.1.

            "Person" means any natural person, corporation, limited liability company, association, partnership (whether general or limited), joint venture, proprietorship, governmental agency, trust, estate, association, custodian, nominee or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity.

            "Principal Office" is defined in Section 1.3.

            "Treasury Regulations" or "Treas. Reg." refers to the regulations promulgated by the United States Treasury Department under the Code.

            "Units" means the interest of the Member in the Company, which Units represent the ownership interest of the Member in the Company.

                                  Article III.
                      Purpose and Character of the Business

         The purpose and character of the business of the Company shall be to undertake and carry on any lawful business, purpose or activity permitted under the Act.

                                   Article IV.
                          Members; Units; Distributions

            Section 4.1. Initial Sole Member. ATK shall be the initial Member of the Company and shall have all of the rights, powers and privileges of a member under the Act. ATK initially shall hold the number of Units set forth in Schedule A to this Agreement as originally executed, which are issued in exchange for the capital contribution set forth in said Schedule A, the receipt and sufficiency of which are hereby acknowledged.


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            Section 4.2. Successor Sole Members. ATK or any successor Member may transfer all, but not less than all, of the Units then held by it to another Person by means of a written instrument in form and substance reasonably satisfactory to the Board of Managers. Upon such transfer, the transferee shall become the Member of the Company for all purposes of this Agreement and the Act. Upon such transfer, the name and address of the new Member, the number of Units held by such Member, and the capital contribution attributed to such Member (which shall be the capital contribution attributed to the predecessor Member immediately prior to such transfer) shall be entered by the Secretary on the Unit Transfer Record.

            Section 4.3. Issuance of Additional Units. The Board of Managers is authorized to cause to be issued to the Member additional Units as may be determined from time to time by the Board of Managers. Units may be issued for any consideration, including, without limitation, cash or other property, tangible or intangible, received or to be received by the Company or services rendered or to be rendered to the Company, or for no consideration. At the time of authorization of the issuance of additional Units, the Board of Managers shall state, by resolution, its determination of the fair value to the Company in monetary terms of any consideration other than cash for which Units are to be issued. Upon such issuance, the Secretary shall make the Unit Transfer Record reflect the issuance of such additional Units and the receipt of the capital contribution, if any, therefor.

            Section 4.4. Distributions to Member. Subject to any restrictions imposed by the Act (including but not limited to Section 18-607), the Board of Managers may authorize and cause the Company to make distributions to the Member whenever, and in such amounts or forms as, in its opinion, are deemed advisable.

                                   Article V.
                               Additional Members

            The Company shall not have more than one Member at any one time unless this Agreement is amended to make provision therefor.

                                   Article VI.
                  Management and Operation of Company Business

            Section 6.1. Board of Managers. The business and affairs of the Company shall be managed by or under the authority of the Board of Managers, except as otherwise required by the Act or this Agreement. The Managers, for and on behalf of the Company, shall have full power and authority, in addition to such powers and authorities as may be provided by law or elsewhere in this Agreement, at the expense of the Company (by direct payment or reimbursement):

            (a) to make, renew, amend, and cancel leases and other occupancy, use, easement, and license agreements as to all or any part of the Company property for such price or consideration, and on such terms, covenants, and conditions as they deem advisable;


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            (b) to sell, exchange, assign, transfer, or convey and otherwise dispose of or deal with all or any part of the Company property for such price or consideration as they deem advisable;

            (c) to borrow money, and as security therefor to mortgage or otherwise hypothecate all or any part of the Company property, both real and personal; to prepay in whole or in part, or refinance, recast, increase, modify, renew or extend any such mortgage or secured loan, to agree to repay any loan over a term extending longer than the stated term or extended term of the Company; to execute mortgage notes, mortgages, collateral assignments of rents and leases, tax and insurance escrow agreements, and do all such other things in such form and manner as may be required by any lender; to assign and convey Company property to a nominee for the purpose of mortgage financing and to reacquire the Company property from such nominee;

            (d) to build upon, remodel, add on, demolish, rebuild and otherwise alter or improve any Company property and any structures and improvements thereon;

            (e) to purchase, lease, or otherwise acquire the ownership or possession of real property, whether improved or unimproved;

            (f) to employ from time to time persons, firms, or corporations for the operation and management of the Company business or property; and

            (g) to do all other things and acts, though not expressly authorized, as may be reasonably necessary, advisable, or incidental to effectuate any of the foregoing, and to make, execute, and deliver such instruments and documents as may be necessary, advisable, or incidental to carry out the foregoing.

            Section 6.2. Number, Qualification; Term of Office; Vote. The number of members of the initial Board of Managers shall be that number of persons named as members of the initial Board of Managers in Section 6.3. Each Manager shall be appointed from time to time by the sole Member. A Manager shall hold office until such Manager's successor shall have been elected, or until the earlier death, resignation, removal or disqualification of such Manager. The Member may increase or decrease the number of Managers at any time or from time to time. At any time at which there is more than one Manager, each Manager shall have one vote on all matters to come before the Board of Managers. The provisions of Sections 6.4 through 6.10 apply (i) when more than one Manager is serving and (ii) with respect to any committee established by the Board of Managers except with respect to the committee quorum requirement specified in
Section 6.14(b).

            Section 6.3. Initial Board. The initial Board of Managers shall be comprised of the following individuals:


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                                Peter A. Bukowick
                                 Scott S. Meyers
                                Paul David Miller
                                Don L. Sticinski

            Section 6.4. Place of Meetings. Meetings of the Board of Managers shall be held at the principal executive office of the Company or at such other place as may be agreed by the Managers from time to time.

            Section 6.5. Calling of Meetings. A meeting of the Board of Managers may be called for any purpose or purposes at any time by the Chairman or any other Manager or by the Member.

            Section 6.6. Adjournments. Any meeting of the Board of Managers may be adjourned from time to time to another date, time and place. If any meeting of the Board of Managers is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

            Section 6.7. Notice of Meetings. Unless otherwise required by law, written or oral notice of each meeting of the Board of Managers, stating the date, time and place, shall be given at least 24 hours prior to the meeting to every member of the Board of Managers; provided, that a meeting may be called on such shorter notice as the person calling such meeting may deem necessary or appropriate in the circumstances. A member of the Board of Managers may waive notice of the date, time, and place of a meeting of the Board of Managers. A waiver of notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a member of the Board of Managers at a meeting is a waiver of notice of that meeting, unless the member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

            Section 6.8. Quorum. Members of the Board of Managers representing one-third of all votes held by the members of the Board of Managers shall constitute a quorum for the transaction of business at each meeting of the Board of Managers.

            Section 6.9. Absent Members. A member of the Board of Managers may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Managers. If such member is not present at the meeting, such consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the member has consented or objected.


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            Section 6.10. Conference Communications. Any or all of the members of the Board of Managers may participate in any meeting of the Board of Managers, or of any duly constituted committee thereof, by any means of communication through which such members may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, members of the Board of Managers participating pursuant to this Section 6.10 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

            Section 6.11. Removal. Any Manager may be removed from office at any time, with or without cause, by the action of the Member.

            Section 6.12. Acts of Managers. Except as otherwise provided herein or in applicable law, the Board of Managers shall take action by the affirmative vote of (i) the sole Manager or (ii) a majority of the Managers present at a meeting at which a quorum is present, as the case may be, and any such act shall be deemed to be the action of the Board of Managers for all purposes of this Agreement and the Act.

            Section 6.13. Written Action. Any action which might be taken by the sole Manager or at a meeting of the Board of Managers, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by, as the case may be, the sole Manager or a majority of the members of the Board of Managers or of such committee members.

            Section 6.14. Committees.

            (a) A resolution approved by the Board of Managers may establish committees having the authority of the Board of Managers in the management of the business of the Company to the extent provided in the resolution. A committee shall consist of one or more Persons, who need not be members of the Board of Managers. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Managers.

            (b) A majority of the members of a committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution of the Board of Managers creating the committee.

                                  Article VII.
                                    Officers

            Section 7.1. Number. The officers of the Company, all of whom shall be natural persons, shall consist of a Chairman, a President, one or more Vice Presidents, if elected, a Secretary and a Treasurer ("Named Officers"), and any other officers and agents as the Board of Managers may designate from time to time. Any person may hold two or more offices.


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            Section 7.2. Election, Term of Office and Qualifications. Officers
may be elected from time to time by the Board of Managers. Such officers shall hold office until their successors are elected and qualified, or until such office is eliminated by amendment of this Agreement, in the case of the Named Officers, or by action of the Board of Managers, in the case of officers other than Named Officers. An officer who is a Manager shall hold office until the election and qualification of his or her successor even though he or she may cease to be a Manager.

            Section 7.3. Removal and Vacancies. Any officer may be removed from his or her office with or without cause by action of the Board of Managers. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy among the officers by death, resignation, removal or otherwise shall be filled for the unexpired term by the Board of Managers, unless such office is eliminated.

            Section 7.4. Chairman. The Chairman shall preside at all meetings of the Member and Managers and shall have such other duties as may be prescribed, from time to time, by the Board of Managers. The Chairman shall be a Manager and shall be elected by the Board of Managers. The initial Chairman shall be Don L. Sticinski.

            Section 7.5. President.

            (a) Day-to-Day Operations. The Company shall be managed by a President. The Board of Managers delegates to the President the authority to oversee and supervise the Company's business. Except as otherwise provided in this Agreement, the President shall be authorized to determine all questions relating to the day-to-day conduct, operation and management of the business of the Company. The President shall be responsible to the Board of Managers.

            (b) General. The President shall be entitled to delegate such part of his or her duties as he or she may deem reasonable or necessary in the conduct of the business of the Company to one or more employees of the Company, who shall each have such duties and authority as shall be determined from time to time by the President or as may be set forth in any agreement between such employee and the Company.

            (c) Election. The President shall be elected by the Board of Managers and shall receive such compensation as may be determined from time to time by the Board of Managers or as shall be set forth in a written agreement approved by the Board of Managers. The initial President shall be Don L. Sticinski.

            Section 7.6. Secretary. The Secretary shall be secretary of and shall attend all meetings of the Member and Board of Managers and shall record all proceedings of such meetings in the minute book of the Company. He or she shall give proper notice of meetings of Member and the Board of Managers. He or she shall perform such other duties as may from time to time be prescribed by the Board of Managers. The initial Secretary shall be Charles H. Gauck.


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            Section 7.7. Treasurer. The Treasurer shall keep or cause to be kept accurate accounts of all moneys of the Company received or disbursed. He or she shall deposit or cause to be deposited all moneys, drafts and checks in the name of and to the credit of the Company in such banks and depositories as the Board of Managers shall from time to time designate. He or she shall have power to endorse or cause to be endorsed for deposit or collection all notes, checks and drafts received by the Company. He or she shall disburse or cause to be disbursed the funds of the Company as ordered by the President, making proper vouchers therefor. He or she shall render to the Board of Managers whenever required an account of all his or her transactions as Treasurer and of the financial condition of the Company and shall perform such other duties as may from time to time be prescribed by the Board of Managers. The initial Treasurer shall be Thomas G. Sexton.

            Section 7.8. Duties of Other Officers. The duties of such other officers and agents as the Board of Managers may designate shall be as set forth in a resolution approved by the Board of Managers or as determined from time to time by the President. Initially, the Company shall have three (3) Vice Presidents who shall be Thomas G. Sexton, John M. Leahey, Jr. and Charles H. Gauck. Such Vice Presidents shall have such duties as are determined from time to time by the President.

            Section 7.9. Compensation. The officers, agents and employees of the Company other than the President shall receive such compensation for their services as may be determined from time to time by the Board of Managers or the President or as shall be set forth in a written agreement approved by the Board of Managers or the President.

                                  Article VIII.
                                 Indemnification

            Section 8.1. Indemnification.

            (a) To the fullest extent permitted by law, each Manager and Named Officer (individually, an "Indemnitee") shall be indemnified, held harmless and defended by the Company from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Company and by reason of the Indemnitee's status as a Manager or Named Officer regardless of whether the Indemnitee continues to be a Manager or Named Officer of the Company at the time any such loss, claim, damage, liability or other expense is paid or incurred if (i) the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful, (ii) the Indemnitee's conduct did not constitute intentional misconduct or a material breach of the terms of this Agreement and (iii) the Indemnitee's conduct did not involve a transaction from which the Manager or Named Officer derived an improper personal benefit. The termination of


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any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to the standards specified in clauses (i), (ii) or (iii) of this Section 8.1(a).

            (b) To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 8.1 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount unless it is determined that such Indemnitee is entitled to be indemnified therefor pursuant to this Section 8.1.

            (c) The indemnification provided by this Section 8.1 shall be in addition to any other rights to which any Indemnitee may be entitled under any other agreement, pursuant to any vote of the Managers, as a matter of law or otherwise, and shall inure to the benefit of the heirs, legal representatives, successors, assigns and administrators of the Indemnities.

            (d) Any indemnification under this Section 8.1 shall be satisfied solely out of the assets of the Company and no Indemnitee shall have any recourse against the Member with respect to such indemnification.

            (e) An Indemnitee shall not be denied indemnification in whole or in part under this Section 8.1 merely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies, if the transaction was not otherwise prohibited by the terms of this Agreement and the conduct of the Indemnitee satisfied the conditions set forth in Section 8.1(a).

            (f) The Company may, but shall have no obligation to, purchase and maintain insurance covering any potential liability of the Indemnitees for any actions or omissions for which indemnification is permitted hereunder, including such types of insurance (including extended coverage liability and casualty and workers' compensation) as would be customary for any person engaged in a similar business, and may name the Indemnitees as additional insured parties thereunder.

            Section 8.2. Indemnification Procedures; Survival.

            (a) An Indemnitee shall notify the Company in writing within 30 days after receipt by the Indemnitee of notice of the commencement of any action that may result in a claim for indemnification pursuant to Section 8.1; provided, however, that any omission so to notify the Company will not relieve it of any liability for indemnification hereunder as to the particular item for which indemnification may then be sought (except to the extent that the failure to give notice shall have been materially prejudicial to the Company) nor from any other liability that it may have to any Indemnitee.

            (b) An Indemnitee shall have the right to employ separate counsel in any action as to which indemnification may be sought under any provision of this Agreement and to


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participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense thereof and employ counsel within a reasonable period of time after being given the notice required above or (iii) the Indemnitee shall have been advised by its counsel that representation of such Indemnitee and other parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Indemnitees having actual or potential differing interests with the Company, unless but only to the extent, the Indemnitees have actual or potential differing interests with each other.

            (c) The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there is a final judgment against the Indemnitee in any such action, the Company agrees to indemnify and hold harmless the Indemnitee to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

            (d) The indemnification obligations set forth in Section 8.1 and this Section 8.2 shall survive the termination of this Agreement.

                                   Article IX.
                                  Certificates

            Each interest in the Company (or Unit) shall be represented by a certificate, shall be a "security" within the meaning of Article 8 of the New York Uniform Commercial Code (the "NYUCC") and shall be governed by Article 8 of the NYUCC. A sample certificate is attached hereto as Exhibit A.

                                   Article X.
                  Books of Account; Reports and Fiscal Matters

            The Company shall maintain such books of account and such financial information as may be required by the Member and the Act. The Member or a designee shall retain a copy of this Agreement and all written actions of the Member and the Board of Managers at the Principal Office or at such other place as the Member may designate. The fiscal year of the Company shall end on March 31.


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                                   Article XI.
                                    Amendment

            The Certificate of Formation and this Agreement may be amended by the Member. Any amendment of this Agreement shall be in writing and a copy thereof shall be kept with a copy of this Agreement at the Principal Office of the Company.

                                  Article XII.
                              Liability; Tax Status

            Section 12.1. Liability of the Member. Except as otherwise provided in the Act, the Member, as such, shall have no personal liability whatsoever to the Company or any of the creditors of the Company for the debts, liabilities, contracts or other obligations of the Company or any of the Company's losses beyond the Member's Capital Contribution and, solely to the extent and for the period required by applicable law, the amount of the Member's Capital Contribution, if any, which is returned to it.

            Section 12.2. Tax Status. The Member intends that the Company will be classified solely for federal income tax purposes as an "eligible entity" that is disregarded as an entity separate from its owner as provided in Treasury Regulations Section 301.7701-3(a).

                                  Article XIII.
                           Dissolution and Liquidation

            Section 13.1. Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

            (a) The written consent of the Member; or

            (b) The entry of a decree of judicial dissolution under
Section 18-802 of the Act.

            Section 13.2. Continuation of Business. Upon the occurrence of any event described in Section 18-801(4) of the Act, or any successor provision, the Company shall continue unless dissolved by the Member pursuant to Section 13.1(a).

            Section 13.3. Liquidation and Winding Up. If dissolution of the Company should be caused by reason of any of the events set forth in paragraphs
(a) or (b) of Section 13.1 hereof, the Company shall be liquidated and the Person designated at such time by the Board of Managers (or other Person or Persons designated by a decree of court) shall wind up the affairs of the Company. The Person or Persons winding up the affairs of the Company shall promptly proceed to the liquidation of the Company Assets and, in settling the accounts of the Company, the Company Assets shall be distributed in the following order of priority:

            (a) To creditors to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for


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payment thereof), other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to the Member;

            (b) To the repayment of outstanding loans from the Member to the Company; and

            (c) The balance, if any, to the Member.

                                  Article XIV.
                                     Capital

            Section 14.1. Capital Contributions. The Member shall make such Capital Contributions as it may determine from time to time. Such Capital Contributions may be made in exchange for the issuance of additional Units or otherwise. The Unit Transfer Record shall reflect the making of such Capital Contributions.

            Section 14.2. Loans to the Company. The Member may make loans to the Company from time to time. Any such loans shall not be treated as Capital Contributions to the Company for any purpose hereunder, but the Company shall be obligated to the Member for the amount of any such loans pursuant to the terms thereof.

            Section 14.3. Creditor's Interest in the Company. No creditor who makes a loan to the Company shall have or acquire at any time as a result of making the loan any direct or indirect interest in the profits, capital or property of the Company, other than such interest as may be accorded to a secured creditor. Notwithstanding the foregoing, this provision shall not prohibit in any manner whatsoever a secured creditor from participating in the profits of operation or gross or net sales of the Company or in the gain on sale or refinancing of the Company, all as may be provided in its loan or security agreements.

                                   Article XV.
                    Allocation of Income, Gains and Losses;
                                 Distributions

            The income, profits, gains, losses tax credits of the Company and distributions of cash or property of the Company to the Member shall be treated for federal income tax purposes as if the Company were a division of the Member in accordance with Treasury Regulation Section 301.7701-2(a).

                                  Article XVI.
                            Miscellaneous Provisions

            Section 16.1. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

            Section 16.2. Headings. Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

            Section 16.3. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

            IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                        ALLIANT TECHSYSTEMS INC.


                                        By /s/ Charles H. Gauck
                                          --------------------------------------
                                          Its Vice President and Secretary

                                                                      SCHEDULE A

Name and Address of              Capital            Agreed Fair
Member                        Contribution          Market Value         Units
------                        ------------          ------------       ---------

Alliant Techsystems Inc.         $1,000                                   100
600 Second Street N.E.
Hopkins, Minnesota 55343

                                  EXHIBIT A TO
                          CONSENT OF THE SOLE MEMBER OF
                     ALLIANT INTEGRATED DEFENSE COMPANY LLC
                                 August 24, 1999

      RESOLVED, by the sole Member of Alliant Integrated Defense Company LLC (the "Company") that, pursuant to Article XI of the Limited Liability Company Agreement (the "Agreement") of the Company, the Agreement is hereby amended as follows:

o     Section 7.2 of Article VII is amended in its entirety to read as follows:

Officers may be elected from time to time by the Board of Managers. Each of the Chairman and the President shall have the power to appoint officers, other than the Chairman, President, Secretary and Treasurer. The term of each officer elected by the Board of Managers shall be until their successor is elected and qualified unless sooner terminated as provided in this Agreement or by law, or until their office is eliminated by amendment of this Agreement, in the case of the Named Officers, or by action of the Board of Managers, in the case of officers other than the Named Officers. The term of each officer appointed by the Chairman or the President shall be until terminated as provided in this Agreement or by law, or until their office is eliminated by amendment of this Agreement, in the case of the Named Officers, or by action of the Board of Managers, in the case of officers other than the Named Officers. The term of an officer who is a Manager shall not be affected by the termination of the officer's Managership.

o Section 7.3 of Article VII is amended by amending the first sentence thereof in its entirety to read as follows:

Any officer may be removed from his or her office with or without cause by action of the Board of Managers; and any officer appointed by either the Chairman or the President may also be removed from his or her office with or without cause by action of either the Chairman or the President.

o Section 7.8 of Article VII is amended by amending the first sentence thereof in its entirety to read as follows:

The duties of such other officers and agents as the Board of Managers may designate, or as the Chairman or the President may appoint, shall be as set forth in a resolution approved by the Board of Managers or as determined from time to time by the Chairman or the President.